EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2012 relating to the financial statements, which appears in Surge Global Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

Peter Messineo, CPA
Palm Harbor, FL
October 11, 2012